UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2007

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16215 Alton Parkway, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 5, 2007 the Board of Directors of Broadcom Corporation (the "Board") authorized a new program to repurchase shares of Broadcom’s Class A common stock having an aggregate value of up to $1.0 billion, depending on market conditions and other factors. Repurchases under the program may be made from time to time at any time during the 12 to 18 month period commencing February 12, 2007. These repurchases will be made in open market or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, subject to market conditions, applicable legal requirements and other factors. Broadcom expects to use available cash on hand to fund the repurchases. The program does not obligate Broadcom to acquire any particular amount of Class A common stock and it may be suspended at any time at the company’s discretion.

Broadcom issued a related press release announcing its new share repurchase program on February 8, 2007. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated February 8, 2007 of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

February 8, 2007	By:	Bruce E. Kiddoo

Name: Bruce E. Kiddoo
Title: Vice President, Corporate Controller and Acting Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 8, 2007 of the Registrant.